Exhibit 99.1

AMNEAL REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS
‒ Q3 2023 Net Revenue of $620 million; GAAP Net Income of $10 million; Diluted EPS of $0.06 ‒
‒ Q3 2023 Adjusted Net Income(1) of $60 million; Adjusted EBITDA (1) of $154 million; Adjusted Diluted EPS (1) of $0.19 ‒
‒ Affirmed Previously Announced Increased 2023 Full Year Guidance ‒

BRIDGEWATER, NJ, November 7, 2023 - Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) announced its results today for the third quarter ended September 30, 2023.

“We are pleased to report strong double-digit revenue and adjusted EBITDA growth for the third quarter and raise our full year guidance. The acceleration in our growth is a testament to the strong execution of our strategy, the success of our new launches and the continued diversification of our portfolio. We are on-track to launch more than 40 new generic products in 2023, our new biosimilars are outperforming, and IPX203 for Parkinson’s remains on-track to launch in 2024. Looking ahead, we expect continued strong growth and momentum across our business. With the organic growth engine set, we are focused on further deleveraging and driving value creation for shareholders,” said Chirag and Chintu Patel, Co-Chief Executive Officers.

Net revenue in the third quarter of 2023 was $620 million, an increase of 14% compared to $546 million in the third quarter of 2022. Revenue growth was driven by growth across all three business segments with Generics growing 12% due to strong performance of our complex portfolio, biosimilar uptake and new product launches, AvKARE growing 25% due to new product introductions, and Specialty growing 9% due to strong performance of key branded products.

Net income attributable to Amneal Pharmaceuticals, Inc. was $10 million in the third quarter of 2023 compared to a net loss of $3 million in the third quarter of 2022. Adjusted EBITDA(1) in the third quarter of 2023 was $154 million, an increase of 22% compared to the third quarter of 2022, reflective of strong revenue performance, durable adjusted gross margins and continued operating expense leverage. Diluted EPS in the third quarter of 2023 was $0.06 compared to a loss of $0.02 for the third quarter of 2022. Adjusted diluted EPS(1) in the third quarter of 2023 was $0.19 compared to $0.14 for the third quarter of 2022.

(1)    See “Non-GAAP Financial Measures” below.

Affirmed Previously Announced Increased 2023 Full Year Guidance

	Current Guidance	Prior Guidance
Net revenue	$2.37 billion - $2.42 billion	$2.30 billion - $2.40 billion
Adjusted EBITDA (1)	$540 million - $550 million	$525 million - $540 million
Adjusted diluted EPS (2)	$0.51 - $0.58	$0.45 - $0.55
Operating cash flow (3)	$250 million - $280 million	$220 million - $250 million
Capital expenditures	$50 million - $60 million	$50 million - $60 million
Weighted average diluted shares outstanding (4)	Approximately 310 million	Approximately 307 million
(1) Includes 100% of Adjusted EBITDA from the AvKARE acquisition. See also “Non-GAAP Financial Measures” below.
(2) Accounts for 35% non-controlling interest in AvKARE. See also “Non-GAAP Financial Measures” below.
(3) Does not contemplate one time and non-recurring items such as legal settlements and other discrete items.
(4) Assumes the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Amneal’s 2023 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.

Conference Call Information

Amneal will host a conference call and live webcast at 8:30 am Eastern Time on November 7, 2023 to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial 1 (833) 470-1428 (in the U.S.) with access code 605508. A replay of the conference call will be posted shortly after the call and will be available for seven days. To access the replay, dial 1 (866) 813-9403 (in the U.S.) with access code 301025. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=52762.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully integrated global pharmaceuticals company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of approximately 270 generic and specialty pharmaceuticals, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com.
Cautionary Statement on Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations, including international expansion; expected or estimated operating results and financial performance; the Company’s growth prospects and opportunities as well as its strategy for growth; product development and launches; the successful commercialization and market acceptance of new products, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.

Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; our ability to manage our growth through acquisitions and otherwise; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; our dependence on third-party suppliers and distributors for raw materials for our products and certain finished goods; our ability to complete the proposed holding company reorganization on the anticipated timeline or at all and to realize the expected benefits of such reorganization; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our ability to secure satisfactory terms when negotiating a refinancing or other new indebtedness; our dependence on third-party agreements for a portion of our product offerings; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of product liability and other claims against us by consumers and other third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements; the impact of healthcare reform and changes in coverage and reimbursement levels by governmental authorities and other third-party payers; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties, including recent events affecting the financial services industry; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; the impact of global economic, political or other catastrophic events; our ability to attract, hire and retain highly skilled personnel; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A Common Stock and the fact that we are controlled by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, and adjusted diluted EPS, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income, which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP (benefit from) provision for income taxes, (iii) amortization, (iv) stock-based compensation, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges related to legal matters, including interest, net, (ix) asset impairment charges, (x) regulatory approval milestone, (xi) change in fair value of contingent consideration, (xii) insurance recoveries for property losses and associated expenses (xiii) increase in tax receivable agreement liability, (xiv) system implementation expense, (xv) other and (xvi) net income attributable to non-controlling interests not associated with class B common stock, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted EPS is calculated assuming the weighted average diluted shares outstanding of class A and class B common stock under the if-converted method.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.

Contact
Anthony DiMeo
Head of Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$620,040	$545,557	$1,776,626	$1,602,545
Cost of goods sold	387,509	351,327	1,145,888	1,033,225
Gross profit	232,531	194,230	630,738	569,320
Selling, general and administrative	113,006	100,071	320,672	297,542
Research and development	41,375	50,235	117,864	153,781
Intellectual property legal development expenses	886	1,411	3,350	2,996
Acquisition, transaction-related and integration expenses	—	39	—	714
Restructuring and other charges	1,043	581	1,635	1,312
Change in fair value of contingent consideration	3,120	(1,425)	(787)	(1,495)
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)
(Credit) charges related to legal matters, net	(2,620)	285	(1,039)	249,836
Other operating expense (income)	73	(1,320)	(1,138)	(2,495)
Operating income (loss)	75,648	44,353	190,181	(130,960)
Other (expense) income:
Interest expense, net	(50,909)	(42,391)	(151,081)	(111,349)
Foreign exchange loss, net	(2,939)	(5,491)	(617)	(12,933)
Other income, net	1,157	5,709	4,708	14,770
Total other expense, net	(52,691)	(42,173)	(146,990)	(109,512)
Income (loss) before income taxes	22,957	2,180	43,191	(240,472)
(Benefit from) provision for income taxes	(2,076)	4,570	(1,431)	8,459
Net income (loss)	25,033	(2,390)	44,622	(248,931)
Less: Net (income) loss attributable to non-controlling interests	(15,351)	(299)	(29,966)	123,716
Net income (loss) attributable to Amneal Pharmaceuticals, Inc. before accretion of redeemable non-controlling interest	9,682	(2,689)	14,656	(125,215)
Accretion of redeemable non-controlling interest	—	—	—	(438)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$9,682	$(2,689)	$14,656	$(125,653)

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.'s class A common stockholders:
Basic	$0.06	$(0.02)	$0.10	$(0.83)
Diluted	$0.06	$(0.02)	$0.09	$(0.83)
Weighted-average common shares outstanding:
Basic	154,219	151,393	153,363	150,765
Diluted	159,691	151,393	156,284	150,765

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$86,929	$25,976
Restricted cash	8,678	9,251
Trade accounts receivable, net	690,947	741,791
Inventories	576,474	530,735
Prepaid expenses and other current assets	91,444	103,565
Related party receivables	1,603	500
Total current assets	1,456,075	1,411,818
Property, plant and equipment, net	451,852	469,815
Goodwill	598,631	598,853
Intangible assets, net	982,531	1,096,093
Operating lease right-of-use assets	32,523	38,211
Operating lease right-of-use assets - related party	15,876	17,910
Financing lease right-of-use assets	60,548	63,424
Other assets	89,043	103,217
Total assets	$3,687,079	$3,799,341
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$557,761	$538,199
Current portion of liabilities for legal matters	76,828	107,483
Revolving credit facilities	76,000	60,000
Current portion of long-term debt, net	30,533	29,961
Current portion of operating lease liabilities	9,826	8,321
Current portion of operating lease liabilities - related party	3,055	2,869
Current portion of financing lease liabilities	3,098	3,488
Related party payables - short term	3,500	2,479
Total current liabilities	760,601	752,800
Long-term debt, net	2,541,814	2,591,981
Note payable - related party	41,001	39,706
Operating lease liabilities	26,412	32,126
Operating lease liabilities - related party	13,598	15,914
Financing lease liabilities	59,351	60,769
Related party payables - long term	11,534	9,649
Other long-term liabilities	41,388	87,468
Total long-term liabilities	2,735,098	2,837,613
Redeemable non-controlling interests	37,144	24,949
Total stockholders' equity	154,236	183,979
Total liabilities and stockholders' equity	$3,687,079	$3,799,341

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$44,622	$(248,931)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	172,467	179,119
Unrealized foreign currency loss	1,563	12,893
Amortization of debt issuance costs and discount	6,884	6,489
Loss on refinancing - revolving credit facility	—	291
Intangible asset impairment charges	2,036	5,786
Change in fair value of contingent consideration	(787)	(1,495)
Stock-based compensation	20,848	24,016
Inventory provision	56,637	28,884
Insurance recoveries for property and equipment losses	—	(1,000)
Other operating charges and credits, net	6,370	7,077
Changes in assets and liabilities:
Trade accounts receivable, net	49,055	33,570
Inventories	(103,092)	(91,326)
Prepaid expenses, other current assets and other assets	24,810	(34,380)
Related party receivables	(1,131)	(517)
Accounts payable, accrued expenses and other liabilities	(74,685)	165,437
Related party payables	4,157	2,479
Net cash provided by operating activities	209,754	88,392
Cash flows from investing activities:
Purchases of property, plant and equipment	(33,351)	(34,941)
Saol Acquisition	—	(84,714)
Acquisition of intangible assets	(2,488)	(41,800)
Deposits for future acquisition of property, plant and equipment	(1,658)	(2,388)
Proceeds from insurance recoveries for property and equipment losses	—	1,000
Net cash used in investing activities	(37,497)	(162,843)
Cash flows from financing activities:
Payments of deferred financing and refinancing costs	(542)	(1,663)
Payments of principal on debt, revolving credit facilities, financing leases and other	(151,510)	(105,618)
Borrowings on revolving credit facilities	110,000	85,000
Proceeds from exercise of stock options	408	662
Employee payroll tax withholding on restricted stock unit vesting	(2,222)	(3,483)
Payments of deferred consideration for acquisitions - related party	—	(44,498)
Acquisition of redeemable non-controlling interest	—	(1,722)
Tax distributions to non-controlling interests	(67,875)	(13,131)
Net cash used in financing activities	(111,741)	(84,453)
Effect of foreign exchange rate on cash	(136)	(1,944)
Net increase (decrease) in cash, cash equivalents, and restricted cash	60,380	(160,848)
Cash, cash equivalents, and restricted cash - beginning of period	35,227	256,739
Cash, cash equivalents, and restricted cash - end of period	$95,607	$95,891
Cash and cash equivalents - end of period	$86,929	$87,335
Restricted cash - end of period	8,678	8,556
Cash, cash equivalents, and restricted cash - end of period	$95,607	$95,891

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$25,033	$(2,390)	$44,622	$(248,931)
Adjusted to add:
Interest expense, net	50,909	42,391	151,081	111,349
(Benefit from) provision for income taxes	(2,076)	4,570	(1,431)	8,459
Depreciation and amortization	57,206	61,608	172,467	179,119
EBITDA (Non-GAAP)	$131,072	$106,179	$366,739	$49,996
Adjusted to add (deduct):
Stock-based compensation expense	6,691	7,689	20,848	24,016
Acquisition, site closure, and idle facility expenses (1)	1,551	3,468	5,831	12,230
Restructuring and other charges	1,043	538	1,536	1,269
Loss on refinancing	—	—	—	291
Charges related to legal matters, net (2)	2,880	285	8,961	249,836
Asset impairment charges	808	3,108	2,879	8,358
Foreign exchange loss	2,939	5,491	617	12,933
Change in fair value of contingent consideration	3,120	(1,425)	(787)	(1,495)
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)
Regulatory approval milestone	—	—	—	5,000
Increase in tax receivable agreement liability	676	—	1,907	—
System implementation expense (3)	2,016	769	4,429	2,091
Other	1,002	(469)	3,106	(2,536)
Adjusted EBITDA (Non-GAAP)	$153,798	$125,633	$416,066	$360,078

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$25,033	$(2,390)	$44,622	$(248,931)
Adjusted to add (deduct):
Non-cash interest	2,048	1,882	6,001	5,830
GAAP (benefit from) provision for income taxes	(2,076)	4,570	(1,431)	8,459
Amortization	39,091	42,778	118,011	122,146
Stock-based compensation expense	6,691	7,689	20,848	24,016
Acquisition, site closure expenses, and idle facility expenses (1)	1,551	3,468	5,831	12,230
Restructuring and other charges	1,043	538	1,536	1,269
Loss on refinancing	—	—	—	291
Charges related to legal matters, including interest, net (2)	3,597	1,758	11,204	251,662
Asset impairment charges	808	3,108	2,872	8,358
Regulatory approval milestone	—	—	—	5,000
Change in fair value of contingent consideration	3,120	(1,425)	(787)	(1,495)
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)
Increase in tax receivable agreement liability	676	—	1,907	—
System implementation expense (3)	2,016	769	4,429	2,091
Other	1,189	(469)	3,440	(2,394)
Provision for income taxes (4)	(15,127)	(13,494)	(42,451)	(41,153)
Net income attributable to non-controlling interests not associated with our class B common stock	(9,355)	(5,075)	(22,042)	(9,163)
Adjusted net income (Non-GAAP)	$60,305	$43,707	$153,990	$136,305
Weighted average diluted shares outstanding (Non-GAAP) (5)	311,808	304,319	308,402	304,415
Adjusted diluted earnings per share (Non-GAAP)	$0.19	$0.14	$0.50	$0.45

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Reconciliations of Net Income (Loss) to EBITDA and Adjusted EBITDA and
Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share
(1)Acquisition, site closure, and idle facility expenses for the three and nine months ended September 30, 2023 primarily included site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the three months ended September 30, 2022 primarily included integration costs associated with the acquisition of the baclofen franchise from certain entities affiliated with Saol International Limited (the “Saol Acquisition”); and (ii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility. Acquisition, site closure, and idle facility expenses for the nine months ended September 30, 2022 primarily included (i) transaction and integration costs associated with the Saol Acquisition; (ii) integration costs associated with the acquisition of Puniska Healthcare Pvt. Ltd.; and (iii) site closure costs associated with the planned cessation of manufacturing at our Hauppauge, NY facility.
(2)For the three months ended September 30, 2023, charges related to legal matters, net were primarily comprised of a charge for the settlement of a customer claim. For the nine months ended September 30, 2023, charges related to legal matters, net were primarily comprised of (i) charges for civil prescription opioid litigation; (ii) settlement of a customer claim; and (iii) settlement of a stockholder derivative lawsuit. For the three months ended September 30, 2022, charges related to legal matters, net were immaterial. For the nine months ended September 30, 2022, charges related to legal matters, net, were comprised of a charge for Opana ER® antitrust litigation, net of insurance recoveries associated with a securities class action settled during 2022.
(3)System implementation expense for the three months ended September 30, 2023 and 2022 was primarily for the implementation of indirect procurement software to further integrate our acquired businesses. System implementation expense for the nine months ended September 30, 2023 and 2022 was primarily for the implementation of (i) indirect procurement software; (ii) sales deduction software; and (iii) financial statement consolidation software to further integrate our acquired businesses.
(4)The non-GAAP effective tax rates for the three and nine months ended September 30, 2023 were 20.1% and 21.6%, respectively. The non-GAAP effective tax rates for the three and nine months ended September 30, 2022 were 23.6% and 23.2%, respectively.
(5)Weighted average diluted shares outstanding consisted of class A common stock and class B common stock under the if-converted method.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$390,857	$—	$390,857	$350,266	$—	$350,266
Cost of goods sold (2)	236,268	(13,437)	222,831	218,671	(19,041)	199,630
Gross profit	154,589	13,437	168,026	131,595	19,041	150,636
Gross margin %	39.6%		43.0%	37.6%		43.0%

Selling, general and administrative (3)	33,538	(1,686)	31,852	30,259	(1,191)	29,068
Research and development (4)	35,103	(633)	34,470	41,987	(1,142)	40,845
Intellectual property legal development expenses	815	—	815	1,369	—	1,369
Acquisition, transaction-related and integration expenses	—	—	—	16	(16)	—
Restructuring and other charges	112	(112)	—	507	(507)	—
(Credit) charges related to legal matters, net	(2,500)	(3,000)	(5,500)	285	(285)	—
Other operating loss (income)	73	—	73	(1,320)	—	(1,320)
Operating income	$87,448	$18,868	$106,316	$58,492	$22,182	$80,674

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended September 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($0.9 million and $0.8 million), amortization expense ($10.5 million and $12.3 million), site closure and idle facility expenses ($1.1 million and $2.8 million), and asset impairment charges ($0.9 million and $3.1 million).
(3)Adjustments for the three months ended September 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($1.3 million and $0.6 million) and site closure costs ($0.4 million and $0.6 million).
(4)Adjustments for the three months ended September 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Generics Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,108,364	$—	$1,108,364	$1,032,908	$—	$1,032,908
Cost of goods sold (2)	692,008	(42,283)	649,725	646,236	(53,205)	593,031
Gross profit	416,356	42,283	458,639	386,672	53,205	439,877
Gross margin %	37.6%		41.4%	37.4%		42.6%

Selling, general and administrative (3)	89,178	(5,562)	83,616	84,410	(8,641)	75,769
Research and development (4)	98,570	(1,901)	96,669	129,382	(3,707)	125,675
Intellectual property legal development expenses	3,240	—	3,240	2,919	—	2,919
Acquisition, transaction-related and integration expenses	—	—	—	24	(24)	—
Restructuring and other charges	211	(112)	99	713	(713)	—
Insurance recoveries for property losses and associated expenses	—	—	—	(1,911)	1,911	—
(Credit) charges related to legal matters, net	(2,927)	(7,073)	(10,000)	2,442	(2,442)	—
Other operating income	(1,138)	—	(1,138)	(2,495)	—	(2,495)
Operating income	$229,222	$56,931	$286,153	$171,188	$66,821	$238,009

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the nine months ended September 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($2.9 million and $3.6 million), amortization expense ($32.1 million and $31.8 million), site closure and idle facility expenses ($4.2 million and $9.8 million), asset impairment charges ($2.9 million and $8.3 million), and other ($0.2 million and $(0.3) million).
(3)Adjustments for the nine months ended September 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense ($4.0 million and $1.9 million), a regulatory approval milestone (none and $5.0 million), and site closure costs ($1.6 million and $1.7 million).
(4)Adjustments for the nine months ended September 30, 2023 and 2022, respectively, were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$97,304	$—	$97,304	$89,484	$—	$89,484
Cost of goods sold (1)	45,551	(25,844)	19,707	43,719	(27,328)	16,391
Gross profit	51,753	25,844	77,597	45,765	27,328	73,093
Gross margin %	53.2%		79.7%	51.1%		81.7%

Selling, general and administrative (2)	22,756	(235)	22,521	22,201	(380)	21,821
Research and development (2)	6,272	(458)	5,814	8,248	(370)	7,878
Intellectual property legal development expenses	71	—	71	42	—	42
Acquisition, transaction-related and integration expenses	—	—	—	15	(15)	—
Restructuring and other charges	931	(931)	—	—	—	—
Change in fair value of contingent consideration (3)	3,120	(3,120)	—	(1,425)	1,425	—
Operating income	$18,603	$30,588	$49,191	$16,684	$26,668	$43,352

(1)Adjustments for the three months ended September 30, 2023 and 2022 were comprised of amortization expense.
(2)Adjustments for the three months ended September 30, 2023 and 2022 were comprised of stock-based compensation expense.
(3)Change in fair value of contingent consideration for the three months ended September 30, 2023 and 2022 was associated with the Saol Acquisition and the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$285,976	$—	$285,976	$271,571	$—	$271,571
Cost of goods sold (1)	135,254	(77,871)	57,383	130,363	(80,860)	49,503
Gross profit	150,722	77,871	228,593	141,208	80,860	222,068
Gross margin %	52.7%		79.9%	52.0%		81.8%

Selling, general and administrative (2)	67,894	(649)	67,245	69,772	(794)	68,978
Research and development (2)	19,294	(1,334)	17,960	24,399	(1,099)	23,300
Intellectual property legal development expenses	110	—	110	77	—	77
Acquisition, transaction-related and integration expenses	—	—	—	47	(47)	—
Restructuring and other charges	1,013	(1,013)	—	—	—	—
Change in fair value of contingent consideration (3)	(787)	787	—	(1,495)	1,495	—
Operating income	$63,198	$80,080	$143,278	$48,408	$81,305	$129,713

(1)Adjustments for the nine months ended September 30, 2023 and 2022 were comprised of amortization expense.
(2)Adjustments for the nine months ended September 30, 2023 and 2022 were comprised of stock-based compensation expense.
(3)Change in fair value of contingent consideration for the nine months ended September 30, 2023 and 2022 was associated with the Saol Acquisition and the acquisition of Kashiv Specialty Pharmaceuticals, LLC.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended September 30, 2023			Three Months Ended September 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$131,879	$—	$131,879	$105,807	$—	$105,807
Cost of goods sold	105,690	—	105,690	88,937	—	88,937
Gross profit	26,189	—	26,189	16,870	—	16,870
Gross margin %	19.9%		19.9%	15.9%		15.9%

Selling, general and administrative (2)	14,313	(3,657)	10,656	13,216	(4,933)	8,283
Operating income	$11,876	$3,657	$15,533	$3,654	$4,933	$8,587

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the three months ended September 30, 2023 and 2022 were comprised of amortization expense ($4.2 million and $4.9 million), and other (($0.5) million and none).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Nine Months Ended September 30, 2023			Nine Months Ended September 30, 2022
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$382,286	$—	$382,286	$298,066	$—	$298,066
Cost of goods sold	318,626	—	318,626	256,626	—	256,626
Gross profit	63,660	—	63,660	41,440	—	41,440
Gross margin %	16.7%		16.7%	13.9%		13.9%

Selling, general and administrative (2)	41,268	(11,609)	29,659	39,361	(14,392)	24,969
Operating income	$22,392	$11,609	$34,001	$2,079	$14,392	$16,471

(1)Operating results for the sale of Amneal products by AvKARE were included in our Generics segment.
(2)Adjustments for the nine months ended September 30, 2023 and 2022, respectively, were comprised of amortization expense ($12.6 million and $14.8 million), and other (($1.0) million and ($0.4) million).